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                                                                     EXHIBIT 2.1


[Agreement and Plan of Merger, dated as of April 5, 2000, by and among Citizens
       National Bank of Berkeley Springs and CNB Financial Services, Inc.
          (included as Appendix I to the Proxy Statement/Prospectus)]]